ADDENDUM

CONFIRMATION OF SUBSTITUTION OF AGREEMENT BETWEEN the SANGUINE CORPORATION, address 101 East Green Street, Pasadena, California, 91105, ("SANGUINE") and WESTBURY CONSULTANCY SERVICES, LTD. ("WESTBURY").

SANGUINE and WESTBURY hereby confirm that the new WARRANT AGREEMENT signed on June 9, 2000 by both parties cancels and replaces any agreement they have previously signed.

The latest agreement constitutes the only understanding between the parties. Any previously signed agreement has no validity.

This addendum is hereby incorporated into the WARRANT AGREEMENT signed on June 9, 2000 between the parties and is made a full part of the WARRANT AGREEMENT.

For:        SANGUINE CORPORATION
By:         /S/Thomas Drees
Title:      Chairman, CEO

For:        WESTBURY CONSULTANCY SERVICES, LTD.

By:         /S/Natalie Dodo
Title:      Director

Dated:         June 9, 2000